CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-72014) of Hilite Industries, Inc. of our report dated August 2, 1996 appearing on page F-1 of this Form 10-K.



/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Dallas, Texas
September 27, 1996


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